UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 23, 2007
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th Floor
New York, NY 10019-4702
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(Address of principal executive offices) (Zip Code)

(203) 557-3845
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry into a Material Definitive Agreement.
       On November 23, 2007 the Registrant received final approval confirmation, relating back to its initial application dated on or about May 25, 2007 to which the Registrant filed with the SEC on Form 8-K dated August 13, 2007 and preliminary apprval to which the Registrant filed with the SEC on Form 8-K dated August 30, 2007, that the Bank of Scotland has given approval to provide a €100,000,000 (approximately $148,000,000 USD) - debt facility to Royal Invest Europe B.V., the wholly owned subsidiary of the Registrant, for the purpose of the acquisition of a mixed property investment portfo, including the targeted portfolio with properties in:

* Woerden; Edisonweg 9 A-E
* Vianen; Mijlweg 7
* Utrecht; Keulsekade 215 & 216
* Lelystag; De Schans 1802
* Alkmaar; De Berenkoog 53
* Hilversum; Franciscusweg 10
* Badhoevendorp; Sloterweg 22
* Assen; Schepersmaat 4
* Hoofddorp; Kruisweg
* Hengelo; Willemstraat 47-49
* Beverwijk; Parallelweg 29
* Alkmaar, Schinkelwaard 20
* Amsterdam; Zuidermolenweg 7
* Wormerveer; Productieweg 119
* Roermond; Productieweg 1
* Vianen; Stuartweg 2
* Amsterdam; Nieuw-Zeelandweg 10
* Amersfoort; Nijverheidsweg Noord 72
* Emmen; Dalipassage 24, 30 end 34
* Leeuwarden; Emmakade 59

     In accordance with the Term Sheet, the borrower can choose between a facility governed by the lower of 85% LTV/LTC or 82.5% LTV/LTC.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

                                Exhibits:

Exhibit No.                      Document Description

                                                        10.1                               Loan Approval dated November 23, 2007
                                                        10.2                               Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST
(Registrant)

Date: November 23, 2007	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: November 23, 2007	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)